Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers and Members of

SHC Laguna Niguel I L.L.C.

Chicago, IL

We have audited the accompanying balance sheets of SHC Laguna Niguel I L.L.C (“the Company”) as of December 31, 2005 and 2004, and the related statements of operations and comprehensive (loss) income, owner’s equity, and of cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois

September 13, 2006

SHC LAGUNA NIGUEL I L.L.C.

BALANCE SHEETS

(In Thousands)

	December 31, 2005	December 31, 2004
Assets
Property and equipment	$197,184	$208,580
Less accumulated depreciation	(51,458)	(69,921)

Net property and equipment	145,726	138,659

Goodwill	40,546	40,546
Cash and cash equivalents	3,261	3,261
Restricted cash and cash equivalents	4,268	33,939
Accounts receivable (net of allowance for doubtful accounts of $43 and $38, respectively)	3,535	1,792
Deferred financing costs (net of accumulated amortization of $11 and $345, respectively)	94	3,110
Other assets	1,168	2,339

Total assets	$198,598	$223,646

Liabilities and Owner’s Equity
Liabilities:
Mortgages and other debt payable	$120,439	$170,000
Accounts payable and accrued expenses	10,784	7,546

Total liabilities	131,223	177,546
Owner’s equity:
Contributed capital	361,084	271,749
Distributions to parent	(307,769)	(254,916)
Accumulated earnings	14,060	30,349
Accumulated other comprehensive loss	—	(1,082)

Total owner’s equity	67,375	46,100

Total liabilities and owner’s equity	$198,598	$223,646

The accompanying notes to the financial statements

are an integral part of these statements.

SHC LAGUNA NIGUEL I L.L.C.

STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(In Thousands)

	2005	2004	2003
Revenues:
Rooms	$23,042	$26,233	$30,549
Food and beverage	21,701	23,231	26,002
Other hotel operating revenue	6,662	6,949	8,243

Total revenues	51,405	56,413	64,794

Operating Costs and Expenses:
Rooms	7,039	6,875	7,090
Food and beverage	16,760	16,699	17,499
Other departmental expenses	18,084	16,602	16,186
Management fees	1,489	1,678	1,942
Other hotel expenses	3,269	3,365	3,900
Depreciation	9,246	6,122	6,389

Total operating costs and expenses	55,887	51,341	53,006

Operating (loss) income	(4,482)	5,072	11,788
Interest expense	(10,184)	(9,047)	(9,413)
Interest income	236	165	72
Gain on sale of assets	356	—	—
Loss on early extinguishment of debt	(2,215)	(3,201)	(1,237)

Net (Loss) Income	(16,289)	(7,011)	1,210
Mark to market of derivatives	1,082	(840)	19

Comprehensive (Loss) Income	$(15,207)	$(7,851)	$1,229

The accompanying notes to the financial statements

are an integral part of these statements.

SHC LAGUNA NIGUEL I L.L.C.

STATEMENTS OF OWNER’S EQUITY

Years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Contributed Capital
Balance, beginning of year	$271,749	$232,416	$231,412
Capital contributed by parent	89,335	39,333	1,004

Balance, end of year	$361,084	$271,749	$232,416

Distributions to parent
Balance, beginning of year	$(254,916)	$(254,069)	$(193,893)
Distributions to parent	(52,853)	(847)	(60,176)

Balance, end of year	$(307,769)	$(254,916)	$(254,069)

Accumulated earnings
Balance, beginning of year	$30,349	$37,360	$36,150
Net (loss) income	(16,289)	(7,011)	1,210

Balance, end of year	$14,060	$30,349	$37,360

Accumulated other comprehensive loss
Balance, beginning of year	$(1,082)	$(242)	$(261)
Mark to market of derivatives	1,082	(840)	19

Balance, end of year	$—	$(1,082)	$(242)

Total Owner’s Equity	$67,375	$46,100	$15,465

The accompanying notes to the financial statements

are an integral part of these statements.

SHC LAGUNA NIGUEL I L.L.C.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004 and 2003

(In Thousands)

	2005	2004	2003
Operating Activities:
Net (loss) income	$(16,289)	$(7,011)	$1,210
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	9,246	6,122	6,389
Amortization of deferred financing costs	554	705	708
Gain on sale of assets	(356)	—	—
Loss on early extinguishment of debt	2,215	3,201	1,237
Mark to market of derivatives included in interest expense	788	45	1
(Increase) decrease in accounts receivable	(1,743)	387	979
(Increase) decrease in other assets	(1,565)	(2,086)	61
Increase (decrease) in accounts payable and accrued expenses	3,238	545	(865)

Net cash (used in) provided by operating activities	(3,912)	1,908	9,720

Investing Activities:
Proceeds from sale of assets	356	—	—
Capital expenditures	(784)	(1,099)	(1,143)
Decrease (increase) in restricted cash and cash equivalents	29,671	(21,291)	(2,309)

Net cash provided by (used in) investing activities	29,243	(22,390)	(3,452)

Financing Activities:
Proceeds from mortgage and other debt	120,439	170,000	163,000
Payments on mortgage debt	(170,000)	(163,000)	(107,610)
Financing costs	(241)	(3,861)	(3,850)
Proceeds from sales of interest rate caps	3,518	—	—
Capital contributed by parent	73,806	18,363	322
Distributions to parent	(52,853)	(847)	(60,176)

Net cash (used in) provided by financing activities	(25,331)	20,655	(8,314)

Net change in cash and cash equivalents	—	173	(2,046)
Cash and cash equivalents, beginning of year	3,261	3,088	5,134

Cash and cash equivalents, end of year	$3,261	$3,261	$3,088

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Capital expenditures paid by parent	$(15,529)	$(20,970)	$(682)

Cash Paid For:
Interest	$(9,582)	$(8,612)	$(8,532)

The accompanying notes to the financial statements

are an integral part of these statements.

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

1.	GENERAL

SHC Laguna Niguel I L.L.C. (SHC or the Company), a wholly owned subsidiary of Strategic Hotel Capital L.L.C. (SHC LLC), owns The Ritz-Carlton, Laguna Niguel (the Hotel), a 393-room luxury hotel located in Laguna Niguel, California. The Hotel is subject to a long-term management contract with Ritz-Carlton Hotel Company L.L.C.

On May 9, 2006, the Company signed an agreement to sell the Hotel to a subsidiary of Strategic Hotels & Resorts, Inc. (SHR) (see Note 9).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Property, Equipment and Depreciation:

Property and Equipment consists of land, buildings, building improvements, site improvements and furniture, fixtures and equipment.

Depreciation is computed on a straight-line basis over the following useful lives:

Building	39 years
Building improvements	5 years
Site improvements	15 years
Furniture, fixtures & equipment	3-5 years

Improvements in progress include amounts paid for capital projects at the Hotel, which is in the process of being renovated. Completed renovations and improvements are capitalized and depreciated over their estimated useful lives. As property and equipment become fully depreciated, the cost and related accumulated depreciation are written off.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. There was no impairment on property and equipment in 2005, 2004 or 2003.

Goodwill:

Goodwill is reviewed for impairment using a variety of methods at least annually. Impairment testing is conducted using the specific guidance and criteria set forth in Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.”

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

Deferred Financing Costs:

Deferred financing costs consist of costs incurred in connection with obtaining various loans. The deferred financing costs have been capitalized and are being amortized to interest expense over the life of the underlying loan using the straight-line method, which approximates the effective interest method. Upon early extinguishment of the various loans, the unamortized deferred financing costs are written off to loss on early extinguishment of debt.

Inventories:

Inventories located at the Hotel consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver. These items are stated at the lower of cost, as determined by an average cost method, or market and are included in Other assets on the accompanying balance sheets.

Cash and Cash Equivalents:

The Company considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2005 and 2004, Restricted cash and cash equivalents include $1,533,000 and $5,940,000, respectively, that will be used for property and equipment replacement in accordance with the hotel management agreement. At December 31, 2005 and 2004, Restricted cash and cash equivalents also include reserves of $2,735,000 and $27,999,000, respectively, required by loan agreements.

Accounts Receivable:

Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. The Company generally does not require collateral. Accounts receivable and all receivables deemed uncollectible are written off. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. Historically, credit losses have not been significant. The allowance for uncollectible accounts receivable is maintained at a level management considers adequate to provide for uncollectible accounts through assessment and periodic review of specific circumstances for patrons.

Revenue Recognition:

Revenues include rooms, food and beverage and other hotel operating revenue such as long-distance telephone service and space rentals. These revenues are recognized as the related services are delivered.

Income Taxes:

The Company is not subject to Federal income taxes and no provision for Federal income taxes is made in the financial statements.

Comprehensive (Loss) Income:

Comprehensive (loss) income is a measure of all changes in equity of an enterprise that result from transactions or other economic events during the period other than transactions with shareholders. SHC’s Accumulated other comprehensive loss results from the mark to market of certain derivative financial instruments.

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

The following table provides the detailed components of Accumulated other comprehensive loss (in thousands):

Accumulated Other Comprehensive Loss
Balance at January 1, 2004	$(242)
Mark to market of derivative instruments	(1,078)
Reclass to earnings:
Loss on early extinguishment of debt	238

Balance at December 31, 2004	(1,082)

Mark to market of derivative instruments	1,557
Reclass to earnings:
Loss on early extinguishment of debt	(475)

Balance at December 31, 2005	$—

Derivative Instruments and Hedging Activities:

The Company recognizes all derivatives as either assets or liabilities on the balance sheet and measures those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or (b) a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

New Accounting Standards:

In 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.” Interpretation No. 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143 “Accounting for Asset Retirement Obligations” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Interpretation No. 47 is effective at the end of fiscal years ending after December 15, 2005. The adoption of Interpretation No. 47 did not have a material effect on the Company’s financial statements.

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

3.	PROPERTY AND EQUIPMENT

The following summarizes SHC’s investment in property and equipment (in thousands):

	December 31, 2005	December 31, 2004
Land	$30,539	$30,539
Building	87,248	87,248
Building improvements	14,832	14,832
Site improvements	16,456	16,456
Furniture, fixtures and equipment	47,590	34,712
Improvements in progress	519	24,793

Total property and equipment	197,184	208,580
Less accumulated depreciation	(51,458)	(69,921)

Net property and equipment	$145,726	$138,659

4.	MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement that SHC assumed upon acquisition of the Hotel. This agreement provides for the payment of a base management fees of 3% of Gross Revenues (as defined in the agreement) and ends on December 31, 2030. In addition, an incentive fee may be paid if certain criteria are met. No incentive fee was paid for the years ended December 31, 2005, 2004 and 2003. The terms of this agreement require management of the Hotel to furnish the Hotel with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed.

5.	INDEBTEDNESS

Mortgages Payable

On November 9, 2005, SHC (the Borrower) completed a mortgage loan financing with Archon Financial, L.P. with aggregate proceeds amounting to $115,000,000. Proceeds from this financing, together with available cash, were used to retire the floating rate loan that was entered into on June 29, 2004 as described below. The new loan is secured by a mortgage on the Hotel. The loan matures July 9, 2006, subject to two six-month extensions at the Borrower’s option. Interest is payable monthly at LIBOR plus a spread of 4.00%. The interest rate at December 31, 2005 was 8.37%, and the principal balance outstanding was $115,000,000. This mortgage loan financing is part of a mortgage loan portfolio of $215,000,000 and is cross collateralized with two other properties (carrying amount of $208,548,000 at December 31, 2005) that serve as security for the loan portfolio.

On November 15, 2005, in connection with the refinancing, SHC LLC sold its interest rate cap as described below. SHC received $3,518,000 in proceeds from this transaction. As required by the loan agreement with Archon Financial, L.P., SHC LLC purchased an interest rate cap with a LIBOR strike price of 5% and a total notional value of $115,000,000. This cap has not been designated as a hedge and therefore, the mark to market of this cap is recorded in earnings as an adjustment to interest expense. The purchase price of this cap was $29,000. At December 31, 2005, the estimated fair value of this cap was $12,000 and is included in Other assets. This cap expires July 15, 2006.

In connection with the refinancing, approximately $5,876,000 of cash reserves that were required by the previous loan agreements were returned to the Borrower. The new loan continues to require additional cash reserves when the net operating income (“NOI”), as defined, of the Hotel drops below certain levels. Based on the Hotel’s historical NOI, the Hotel continues to be in a “Low NOI Period”, as defined in the new loan agreement, and these additional cash reserves are funded monthly up to an aggregate amount of $2,674,000. As of December 31, 2005, the reserve is fully funded and no additional funding of these cash reserves is required.

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

When NOI improves to prescribed levels, these cash reserves will be returned to the Borrower. In addition to the low NOI reserve, the loan agreement also requires an immediate repair reserve. At December 31, 2005 and 2004, cash reserves aggregate $2,735,000 and $27,999,000, respectively, and are included in Restricted cash and cash equivalents in the accompanying balance sheets. The December 31, 2004 cash reserve includes $25,187,000 related to a renovation reserve.

On June 29, 2004, the Borrower completed mortgage and mezzanine loan financings with German American Capital Corporation. Aggregate proceeds from these financings amounted to $170,000,000, consisting of senior loans totaling $117,241,000 and mezzanine loans totaling $52,759,000. The senior loans were secured by a mortgage on the Hotel and the mezzanine loan was secured by the Borrower’s equity interest in the Hotel. Interest was payable monthly at the 30-day LIBOR plus 1.41%, until maturity, at which time the principal and any unpaid interest were payable.

As required by the June 29, 2004 loan agreements, the Borrower purchased an interest rate cap with a LIBOR strike price of 2.85% and a total notional amount of $170,000,000. The purchase price of this cap was $2,374,000. As mentioned above, this interest rate cap was sold on November 15, 2005. At December 31, 2004, the estimated fair value of this cap was $1,282,000 and is included in Other assets. During 2005, a portion of the notional amounts of this cap was deemed ineffective for accounting purposes. Therefore, the mark to market of this ineffective portion resulted in a gain of $173,000 for the year ended December 31, 2005, and has been recorded in earnings as an adjustment to interest expense.

On September 8, 2005, $31,337,000 of the loan that was entered into on June 29, 2004 was repaid. On November 8, 2005, an additional $34,938,000 of this loan was repaid. The remaining principal balance of $103,725,000 was repaid on November 9, 2005 using the proceeds of the mortgage loan financing described above. In connection with the final repayment, SHC sold the related caps and wrote off the unamortized deferred financing costs applicable to issuing this debt. The resulting net loss amounted to $2,215,000 and has been reported as Loss on early extinguishment of debt in the accompanying statement of operations for the year ended December 31, 2005.

On January 29, 2003, the Borrower completed a mortgage and mezzanine loan financing with certain affiliates of Deutsche Bank, Goldman Sachs Mortgage Company, two life insurance companies and a commercial bank. Aggregate proceeds from this financing amounted to $163,000,000, consisting of senior loans totaling $126,778,000 and a mezzanine loan of $36,222,000. The senior loans were secured by a mortgage on the Hotel and the mezzanine loan was secured by the Borrower’s equity interest in the Hotel. The loan had a maturity date of February 9, 2005, subject to three one-year extensions at the Borrower’s option. Interest was payable monthly at LIBOR plus a blended spread of 4.30%. The 2003 mortgage and mezzanine loan financing was repaid on June 29, 2004 using a portion of the proceeds of the mortgage loan financings discussed above. SHC wrote off the unamortized deferred financing costs applicable to issuing this debt. This amounted to $3,201,000 and has been reported as Loss on early extinguishment of debt in the accompanying statement of operations for the year ended December 31, 2004.

On September 10, 1999, the Borrower completed a $109,770,000 mortgage loan financing with an affiliate of Goldman, Sachs & Co. Effective October 21, 1999, the lender assigned this mortgage loan to another affiliate of Goldman, Sachs & Co. who then sold the mortgage loan in a private offering. This loan was secured by a mortgage on the Hotel. Interest was payable monthly and was based on LIBOR plus a blended spread of 1.62%. As required by the loan agreement, the Borrower purchased an interest rate cap agreement with a LIBOR strike price of 8.42%. On January 29, 2003, SHC repaid this loan. In connection with this transaction, SHC wrote off the unamortized deferred financing costs applicable to issuing this debt. This write off of $1,237,000 has been reported as Loss on early extinguishment of debt in the accompanying statement of operations for the year ended December 31, 2003.

Other Debt Payable

SHC has entered into a loan agreement with an affiliate of the Hotel’s manager. Loan proceeds of $2,918,000 and $2,521,000 were received in June 2005 and September 2005, respectively, and were used to partially fund a property renovation, including purchases of furniture, fixtures and equipment (FF&E). Interest accrues annually

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

at LIBOR plus 3.5%. Interest is payable monthly and principal payments are based on available FF&E reserves with all unpaid principal and interest due December 31, 2015. As of December 31, 2005, the outstanding loan balance was $5,439,000, and the interest rate was 7.25%.

Interest Expense:

For the years ended December 31, 2005, 2004 and 2003, interest expense of $10,978,000, $9,423,000 and $9,413,000, respectively, is included in the accompanying statements of operations. Total interest expense also includes amortization of deferred financing costs of $554,000, $705,000 and $708,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

6.	DERIVATIVES

SHC enters into derivative financial instruments with high credit quality counterparties and diversifies its positions among such counterparties in order to reduce its exposure to credit losses. To date SHC has not experienced any credit losses on derivatives.

SHC manages its interest rate risk by varying its exposure to fixed and variable rates while attempting to minimize its interest costs. SHC principally manages its fixed interest rate and variable interest rate risk through the use of interest rate caps. The caps limit SHC’s exposure on its variable rate debt that would result from an increase in interest rates. The Company’s lenders, as stipulated in the respective loan agreements, generally require such caps. Certain of the Company’s derivatives are designated as cash flow hedges and to the extent effective, changes in the fair value of these instruments are recorded in Accumulated other comprehensive loss. To the extent these instruments are not designated as hedges or are ineffective as hedges, changes in the fair value of these instruments are recorded in Interest expense in the statement of operations. Upon extinguishment of debt, income effects of cash flow hedges are reclassified from Accumulated other comprehensive loss to Interest expense, or Loss on early extinguishment of debt as appropriate. Relating to these instruments, the following amounts were recorded for the years ended December 31, 2005, 2004 and 2003 (in thousands).

	2005	2004	2003
Interest expense	$788	$45	$1
Loss on early extinguishment of debt	(475)	238	261

7.	COMMITMENTS AND CONTINGENCIES

Litigation:

SHC is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, SHC does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 2005 and 2004, the carrying amounts of certain financial instruments employed by SHC, including cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. The mortgage debt and other debt have relatively current issuance dates and have interest rates that fluctuate based on published market rates; therefore, management believes the carrying values of the mortgage debt and other debt are a reasonable estimation of their fair value as of December 31, 2005 and 2004. Interest rate cap agreements have been recorded at their estimated fair values.

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO FINANCIAL STATEMENTS

9.	SUBSEQUENT EVENTS

On May 9, 2006, SHC signed an agreement to sell the Hotel to a subsidiary of SHR for $330,000,000 plus assumed debt of $8,550,000. In connection with the sale, SHC retired the $115.0 million mortgage loan financing (see Note 5). The sale closed July 7, 2006.

SHC LAGUNA NIGUEL I L.L.C.

UNAUDITED CONDENSED BALANCE SHEET

JUNE 30, 2006

(In Thousands)

Assets
Property and equipment	$198,219
Less accumulated depreciation	(57,024)

Net property and equipment	141,195

Goodwill	40,546
Cash and cash equivalents	3,219
Restricted cash and cash equivalents	5,500
Accounts receivable (net of allowance for doubtful accounts of $0)	6,892
Deferred financing costs (net of accumulated amortization of $48)	57
Other assets	1,110

Total assets	$198,519

Liabilities and Owner’s Equity
Liabilities:
Mortgages and other debt payable	$123,550
Accounts payable and accrued expenses	12,164

Total liabilities	135,714
Owner’s equity:
Contributed capital	366,142
Distributions to parent	(315,444)
Accumulated earnings	12,107

Total owner’s equity	62,805

Total liabilities and owner’s equity	$198,519

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

1

SHC LAGUNA NIGUEL I L.L.C.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

Six Months Ended June 30, 2006 and 2005

(In Thousands)

	Six Months Ended June 30,
	2006	2005
Revenues:
Rooms	$16,985	$9,033
Food and beverage	14,677	8,796
Other hotel operating revenue	4,007	2,284

Total revenues	35,669	20,113

Operating Costs and Expenses:
Rooms	4,518	3,094
Food and beverage	10,229	7,236
Other departmental expenses	9,574	8,190
Management fees	1,031	577
Other hotel expenses	1,408	1,513
Depreciation	6,319	3,776

Total operating costs and expenses	33,079	24,386

Operating income (loss)	2,590	(4,273)
Interest expense	(5,380)	(5,004)
Interest income	75	180
Gain on sale of assets	753	—
Other income, net	9	—

Net Loss	(1,953)	(9,097)
Mark to market of derivatives	—	707

Comprehensive Loss	$(1,953)	$(8,390)

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

2

SHC LAGUNA NIGUEL I L.L.C.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2006 and 2005

(In Thousands)

	Six Months Ended June 30,
	2006	2005
Operating Activities:
Net loss	$(1,953)	$(9,097)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,319	3,776
Amortization of deferred financing costs	37	346
Gain on sale of assets	(753)	—
Mark to market of derivatives included in other income, net	(9)	—
Mark to market of derivatives included in interest expense	—	331
Increase in accounts receivable	(3,357)	(1,866)
Decrease in other assets	67	124
Increase in accounts payable and accrued expenses	1,380	3,284

Net cash provided by (used in) operating activities	1,731	(3,102)

Investing Activities:
Proceeds from sale of assets	753	—
Capital expenditures	(574)	(426)
(Increase) decrease in restricted cash and cash equivalents	(1,232)	23,150

Net cash (used in) provided by investing activities	(1,053)	22,724

Financing Activities:
Proceeds from mortgage and other debt	3,111	2,918
Financing costs	—	(3)
Capital contributed by parent	3,844	228
Distributions to parent	(7,675)	(20,669)

Net cash used in financing activities	(720)	(17,526)

Net change in cash and cash equivalents	(42)	2,096
Cash and cash equivalents, beginning of period	3,261	3,261

Cash and cash equivalents, end of period	$3,219	$5,357

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Capital expenditures paid by parent	$(1,214)	$(7,772)

Cash Paid For:
Interest	$(5,306)	$(4,852)

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

3

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. GENERAL

SHC Laguna Niguel I L.L.C. (SHC or the Company), a wholly owned subsidiary of Strategic Hotel Capital L.L.C. (SHC LLC), owns The Ritz-Carlton, Laguna Niguel (the Hotel), a 393-room luxury hotel located in Laguna Niguel, California. The Hotel is subject to a long-term management contract with Ritz-Carlton Hotel Company L.L.C.

On May 9, 2006, the Company signed an agreement to sell the Hotel to a subsidiary of Strategic Hotels & Resorts, Inc. (SHR) (see Note 8).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. The Company believes the disclosures made are adequate to prevent the information presented from being misleading. However, the financial statements should be read in conjunction with the Company’s financial statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 and notes thereto which are included elsewhere in this Form 8-K/A.

Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with original maturities of three months or less to be cash equivalents. As of June 30, 2006, Restricted cash and cash equivalents include $773,000 that will be used for property and equipment replacement in accordance with the hotel management agreement. At June 30, 2006 Restricted cash and cash equivalents also include reserves of $4,727,000 required by loan agreements.

Comprehensive Loss:

Comprehensive loss is a measure of all changes in equity of an enterprise that result from transactions or other economic events during the period other than transactions with shareholders. SHC’s comprehensive loss results from the mark to market of certain derivative financial instruments during the six months ended June 30, 2005; there were no such adjustments during the six months ended June 30, 2006, so comprehensive loss is equal to net loss for that period.

4

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT

The following summarizes SHC’s investment in property and equipment (in thousands):

June 30, 2006

Land	$30,539
Building	87,248
Building improvements	14,832
Site improvements	16,456
Furniture, fixtures and equipment	49,129
Improvements in progress	15

Total property and equipment	198,219
Less accumulated depreciation	(57,024)

Net property and equipment	$141,195

4. MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement that SHC assumed upon acquisition of the Hotel. This agreement provides for the payment of a base management fees of 3% of Gross Revenues (as defined in the agreement) and ends on December 31, 2030. In addition, an incentive fee may be paid if certain criteria are met. No incentive fee was paid for the six months ended June 30, 2006 and 2005. The terms of this agreement require management of the Hotel to furnish the Hotel with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed.

5. INDEBTEDNESS

Mortgages Payable

On November 9, 2005, SHC (the Borrower) completed a mortgage loan financing with Archon Financial, L.P. with aggregate proceeds amounting to $115,000,000. Proceeds from this financing, together with available cash, were used to retire the floating rate loan that was entered into on June 29, 2004 as described below. The new notes are secured by a mortgage on the Hotel. The loan matures July 9, 2006, subject to two six-month extensions at the Borrower’s option. Interest is payable monthly at LIBOR plus a spread of 4.00%. The interest rate at June 30, 2006 was 9.20%, and the principal balance outstanding was $115,000,000. This mortgage loan financing is part of a mortgage loan portfolio of $180,000,000 and is cross collateralized with one other property (carrying amount of $130,528,000 at June 30, 2006) that serve as security for the loan portfolio.

As required by the loan agreement with Archon Financial, L.P., SHC LLC purchased interest rate caps with a LIBOR strike price of 5% and a total notional value of $115,000,000. These caps have not been designated as hedges and therefore, the mark to market of these caps is recorded in earnings as an adjustment to interest expense. The purchase price of these caps was $29,000. At June 30, 2006, the estimated fair value of these caps was $26,000 and is included in Other assets. These caps expire July 15, 2006.

The new loan continues to require additional cash reserves when the net operating income (“NOI”), as defined, of the Hotel drops below certain levels. Based on the Hotel’s historical NOI, the Hotel continues to be in a “Low NOI Period”, as defined in the new loan agreement, and these additional cash reserves are funded monthly up to an aggregate cap amount of $2,674,000. As of June 30, 2006, the reserve is fully funded and no additional funding of these cash reserves is required. When NOI

5

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

improves to prescribed levels, these cash reserves will be returned to the Borrower. In addition to the low NOI reserve, the loan agreement also requires an immediate repair reserve. At June 30, 2006, these cash reserves aggregate $4,727,000, and are included in Restricted cash and cash equivalents in the accompanying balance sheet.

On June 29, 2004, the Borrower completed mortgage and mezzanine loan financings with German American Capital Corporation. Aggregate proceeds from these financings amounted to $170,000,000, consisting of senior loans totaling $117,241,000 and mezzanine loans totaling $52,759,000. The senior loans were secured by a mortgage on the Hotel and the mezzanine loan was secured by the Borrower’s equity interest in the Hotel.

As required by the June 29, 2004 loan agreements, the Borrower purchased interest rate caps with a LIBOR strike price of 2.85% and a total notional amount of $170,000,000. The purchase price of these caps was $2,374,000.

On September 8, 2005, $31,337,000 of the loan that was entered into on June 29, 2004 was repaid. On November 8, 2005, an additional $34,938,000 of this loan was repaid. The remaining principal balance of $103,725,000 was repaid on November 9, 2005 using the proceeds of the mortgage loan financing described above. In connection with the repayment, SHC sold the related caps and wrote off the unamortized deferred financing costs applicable to issuing this debt.

Other Debt Payable

SHC has entered into a loan agreement with an affiliate of the Hotel’s manager. Loan proceeds of $3,111,000 were received during the six months ended June 30, 2006 and were used to partially fund a property renovation, including purchases of furniture, fixtures and equipment (FF&E). Interest accrues annually at LIBOR plus 3.5%. Interest is payable monthly and principal payments are based on available FF&E reserves with all unpaid principal and interest due December 31, 2015. As of June 30, 2006, the outstanding loan balance was $8,550,000, and the interest rate was 8.75%.

Interest Expense:

Total interest expense includes amortization of deferred financing costs of $37,000 and $346,000 for the six months ended June 30, 2006 and 2005, respectively.

6. DERIVATIVES

SHC enters into derivative financial instruments with high credit quality counterparties and diversifies its positions among such counterparties in order to reduce its exposure to credit losses. To date SHC has not experienced any credit losses on derivatives.

SHC manages its interest rate risk by varying its exposure to fixed and variable rates while attempting to minimize its interest costs. SHC principally manages its fixed interest rate and variable interest rate risk through the use of interest rate caps. The caps limit SHC’s exposure on its variable rate debt that would result from an increase in interest rates. The Company’s lenders, as stipulated in the respective loan agreements, generally require such caps. Certain of the Company’s derivatives may be designated as cash flow hedges and to the extent effective, changes in the fair value of these instruments are recorded in Accumulated other comprehensive loss. To the extent these instruments are not designated as hedges or are ineffective as hedges, changes in the fair value of these instruments are recorded in Interest expense or Other income, net. Upon extinguishment of debt, income effects of cash flow hedges are reclassified from Accumulated other comprehensive loss to Interest expense, or Loss on early extinguishment of debt as appropriate. Relating to these instruments, the following amounts were recorded for the six months ended June 30, 2006 and 2005 (in thousands).

6

SHC LAGUNA NIGUEL I, L.L.C.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

	Six Months Ended June 30,
	2006	2005
Interest expense	$—	$331
Other income, net	9	—

7. COMMITMENTS AND CONTINGENCIES

Litigation:

SHC is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, SHC does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

8. SUBSEQUENT EVENTS

On May 9, 2006, SHC signed an agreement to sell the Hotel to a subsidiary of SHR for $330,000,000 plus assumed debt of $8,550,000. In connection with the sale, SHC retired the $115.0 million mortgage loan financing (see Note 5). The sale closed July 7, 2006.

7